                                                                    EXHIBIT 10.2


                       GRAND PRIZE FULFILLMENT-AGREEMENT
                              SCA Contract CC#1426


       This Agreement is entered into as of the 1st day of October, 1995 by and between MegaBingo, Inc., an Oklahoma corporation with a principal place of business at 7335 S. Lewis, Suite 302, Tulsa, Oklahoma 74136 ("MEGABINGO") and SCA Promotions, Inc. a Texas corporation with a principal place of business at 8300 Douglas Avenue, Suite 625, Dallas, TX 75225 ("SCA").

                                   BACKGROUND

       MegaBingo is in the business of providing technical, financial and other services for the conduct of lawful games of chance ("GAMES"). The Games that are covered by this Agreement are set forth on Exhibits hereto designated Exhibit A-1... n. MegaBingo has offered and may hereafter offer prizes in the Games ("GRAND PRIZES").

       SCA is in the contingent prize risk assumption business for sweepstakes and other lawful promotions and games.

       The parties hereto desire that SCA assume contingent prize risk on behalf of MegaBingo.

       The parties hereto have determined to base their business relationship upon the following terms and conditions.

                              TERMS AND CONDITIONS

       1.     Contract Terms.
              This Agreement shall apply to Grand Prizes won in Games conducted from October 1, 1995 through December 31, 1996. MegaBingo shall have the option to extend the term hereof for a period of 12 months by providing SCA notice of its exercise of such option to extend the term no later than October 31, 1996.

       2.     Prize Fulfillment Resources
              Upon commencement of this Agreement, SCA shall provide to MegaBingo prize fulfillment resources ("PRIZE FULFILLMENT RESOURCES") of not less than five hundred thousand ($500,000.00) by any combination of:
                     a.     Performance bond
                     b.     Mutually acceptable escrow arrangement.

       3 .    Game Schedules.
              Schedules for each of the Games are, and with respect to Games devised after the date hereof, may from time to time hereafter be, executed by MegaBingo and SEA and attached hereto or incorporated herein by reference to this Agreement and designated Exhibit Al ... A-n. . Each of the Games Schedules shall set forth and the corresponding card, ticket or play price (the "CARD PRICE"), the amount of the Grand Prize ("GRAND PRIZE AMOUNT"), the odds of winning the particular game ("GAME ODDS"), the expected payout per entry ("EP"), the amount of each Grand Prize that SEA is required to reimburse (the "FULFILLMENT LEVEL"), the deductible amount paid by MegaBingo (the "DEDUCTIBLE") and the compensation to be paid to SEA with respect to such Game ("SEA COMPENSATION").

              The standards to which the applicable Game must conform (the "GAME STANDARDS"), additional conditions to payment of the Grand PRIZES by SEA (the "PRIZE FULFILLMENT CONDITIONS"), the provisions by which MegaBingo notifies SEA of a Grand Prize win and verifies its authenticity (the "NOTIFICATION AND VERIFICATION PROVISIONS") are set forth in Exhibit B attached hereto.

       4.     Restrictions on SEA's Liability.
              Anything herein to the contrary notwithstanding, in no event shall SCA be obligated to a liability of more than $2,500,000.00 over and above the compensation paid SCA by MegaBingo. If and/or when the net liability reaches $2,500,000.00, SCA must notify MegaBingo whether they intend to continue coverage for the games. If not, then MegaBingo is free to obtain other prize fulfillment coverage. SCA has thirty days from the day the net liability reaches $2,500,000 to notify MegaBingo of its intentions. SCA will give MegaBingo at least thirty days notice of cancellation.

       5.     SCA's Compensation.
              MegaBingo shall pay SCA's Compensation v,,within fifteen (15) days for the monthly periods of the 1st through the last day of each month (each such monthly period is hereinafter referred to as a "PERIOD").

              Any fees payable that are not paid within thirty (30) days of when due shall bear interest at ' the lesser of twelve percent (12%) per annum or the maximum rate allowable under applicable law thereafter until paid.

       6.     Reporting.
              MegaBingo shall provide SCA with daily report of the results of each Game played the prior day ("GAME REPORTS").

       7. SCA charges l be based on the installment values of prizes payable. In the event Wheel Spin participant elects cash option then the savings in prize cost shall be divided equally between MegaBingo and SCA.

       8.     Grand Prize Annual Payments.
              At MegaBingo's request, SCA will agree to pay a Grand Prize winner directly. SCA will provide a contract with MegaBingo to pay the winner directly ("Prize Winner Payment Contract"), the form of which is shown in Exhibit C. SCA will also indemnify MegaBingo ("Indemnification") against claims arising from SCA's failure to pay the winner under the Prize Winner Payment Contract, the form of which is shown in Exhibit D. The Indemnification will be guaranteed by an account on deposit with an institution such as Merrill Lynch. A pledge agreement which establishes the guarantee, will be established by SCA thin 30 days of providing the Indemnification. The Pledge Agreement is shown as part of Exhibit E.

       9.     Disputes.
              MegaBingo and SCA agree the resolution of all disputes hereunder shall be by binding arbitration pursuant to the Texas General Arbitration Act. The site of said arbitration shall be in Dallas, Texas.

       10.    Notices.
              Except for specific Prize Notification provisions set forth in the applicable Game Schedule, all notices shall be made in writing to the parties' addresses first set for-the above.

       WHEREFORE, the undersigned have executed this Agreement by their duly authorized representatives as of the day and year first above written.

MEGABINGO INC.

By:

Title:

                                                  SCA PROMOTIONS, INC.

                                                  By:

                                                  Title:

                                   Exhibit A

                                 Covered Games

                                   Exhibit B

                         GAME STANDARDS AND CONDITIONS

I.     Game Standards

       The Games shall be conducted by MegaBingo Inc. on various Indian reservations throughout the United States. The Games will be conducted in compliance with the customary rules of Bingo, except as otherwise specified herein.

       All game faces on bingo cards used in the Games shall measure 5 columns x 5 lines. Each column shall contain 5 numbers, with numbers ranging from 1 to 15- for the first column which shall be referred to as the B column, 16 to 30 for the second column which shall be referred to as the I Column and so on until the highest available number for column 5, which shall be referred to as the 0 column is 75. The center square on each card shall not contain a number and shall be deemed covered in all Games. There shall be no repetition of numbers on any game face on any individual card.

       Each card sold for the Games will have an individual identification number (the Master Control Number), with each card being assigned a specific and unique set of numbers (as described above) by a formula. The identification number of each card sold (and the algorithm that relates the identification number to its set of numbers) will reside into a central computer prior to commencement of a Game. All calls made during the Games will be entered into that computer. MegaBingo shall notify SCA of the serial number (and a method of relating that serial number to an identification number) for each card sold prior to beginning the Games and it shall make a record showing the calls made during the Games available to SCA for its confirmation-nation procedure. Notification to a mutually acceptable third party shall constitute notice to SCA. SCA agrees not to disclose this information to any third party or to use this information for any purpose other than to verify or validate winners.

       Each session shall not exceed two (2) hours in duration. Each session will be transmitted by satellite to the participating bingo halls. MegaBingo will advise SCA which halls will be participating in the Games prior to Games start-up and will advise SCA of any changes in this information as halls are added or deleted.

       MegaBingo shall provide all reasonable and necessary security measures to insure the secrecy of the relationship between the Game card identification numbers and the set of numbers on the faces of each card.

       Employees of MegaBingo, advertising agencies and promotional companies involved in the Games and their immediate families (spouse and dependent children), agents, successors, and assignees shall be ineligible to participate in the Games and shall not be eligible for any prize covered herein. The parties hereto acknowledge, that SCA is not liable for any prize fulfillment to Game participants in violation of this term.

       MegaBingo warrants that the Games shall be implemented only where it (and the procedures specified in this Exhibit) are lawful. In the event the actual conditions of the Games are materially different from those represented by MegaBingo, this Contract shall be null and void unless such changes are made with the express written consent of SCA.

Bingo Card Generation

       The cards used in the Games must comply with the following generation specifications. Any modifications or deviations from same are subject to approval by SCA prior to use.

       A card shall have up to four game faces, each consisting of five (5) columns by five (5) rows. Each of the twenty-five (25) resulting cells contains a unique number in the range of 1 to 75 inclusive, except for the center cell which is a wild card or conceded cell. The card is further limited by specifying that each column contains a restricted range of numbers as follows:

       Column        Column        Low            High#
       B             1             1              15
       I             2             16             30
       N             3             31             45
       G             4             46             60
       0             5             61             75

       The possible combinations for each of Columns B,I,G,O are three thousand three (3,003) = ( 15! ) / ( 10! 5! ).

       The possible combinations for Column N are (1,365) = (15!) / ( 11! 4! ).

       Each of the 3,003 combinations is numbered in sequence using a procedure similar to the following:

       Combination #1                             Combination #3003
       Column B                                          Column B
       1                                                        11
       2                                                        12
       3                                                        13
       4                                                        14
       5                                                        15

       Each possible Column B combination is assigned a unique number.

       Each of the first 1,365 combinations of the N Column is numbered using a procedure similar to the following:


                     Combination #1               Combination #1365
                     Column N                     Column N
                     --------                     --------
                     31                                  42
                     32                                  43
                     33                                  44
                     34                                  45

       The next 1,365 combinations (of the N Column) are numbered and sequenced repeating the procedure immediately above. The remaining 273 four-number combinations are computer selected from the population of 1,365 possible N-Column combinations such that no combination repeats.

       The numbered combinations in each column are then shuffled and reordered so that each consecutive group of three hundred (300) combinations contains approximately one hundred (100) occurrences of each of the fifteen numbers in the population for that column,

       Bingo cards are then generated using a computer model that can be visualized as a 5-wheel speedometer with each wheel consisting of 3,003 distinct positions.

       Each position on four of the wheels contains a combination of five numbers. The middle wheel contains combinations of four numbers in each position. The combinations of numbers on each wheel corresponds in content and sequence to the shuffled and reordered sequences for the B,I,N,G,O column described earlier.

       A set of 3,003 bingo cards are then generated by aligning the five wheels so that the combination number of corresponding positions on each wheel are the same. This set is referred to as the master reference deck.

       Additional decks are generated by rotating the relative positions of the five wheels.

       Just prior to the commencement of card generation in each hall, one or more decks are assigned to that hall. The deck is then cut at random to reassign a new initial card. The cards are numbered in sequence (the serial number) as generated for sale. Additionally the date of printing is stamped on the card. As an additional cosmetic measure, the numbers in each column are printed in random order.

MegaBingo Inc. stores the following information in its computer:

       1)     The deck(s) assigned to each hall.

       2)     The cut (O - 3,002) applicable to each hall.

       3) The date of printing and card serial number associated ,with each card generated for sale and sold.

Prize Fulfillment Conditions

       For the purposes of this Agreement, the term "Prize Fulfillment" shall be defined as the arrangement for the provision of monetary or other compensation to the winners of Grand Prizes in the Games.

       SCA and MegaBingo agree that for each session, all prize awards will be made on a parimutuel basis, (the Grand Prizes for any session will be divided equally among winning contestants).

GRAND PRIZES

       SCA obligations for prize funding shall be scheduled on an exhibit to this contract which summarizes all information pertinent to any game for which SCA has assumed prize liability.

GRAND PRIZE PROCEDURE

       Prior to 10:00 am on the second business day following a session in which there is a potential Grand Prize, MegaBingo will furnish the following information to SCA:

       A)     Complete identification of each winning card with:

              1)     Identification Number

              2)     Serial Number

              3)     Date Stamp

       B)     Name, Address, and Telephone Number(s) of Each Winner(s).

       The names and likeness of Games winners may be used by SCA for promotional purposes without further compensation to MegaBingo if SCA gains approval to use such winners, names and likenesses. MegaBingo will use its best efforts to assist SCA in gaining such approval.

PRIZE VERIFICATION PROCEDURES

I) Except as provided in Paragraph 3 herein below, payment by SCA shall be made if and only if SCA receives all of the following documents ("Payment Instructions"):

       A)     a certificate from MegaBingo stating the following:

              1.     $           was won in a Game conducted in conjunction
with (the "Game") on (date) (the "Win Date"). The name, address and telephone number of the winner(s) thereof and the portion of the Grand Prize payable to each winner thereof is an follows:
   (name, address, telephone number and Grand Prize portion for each winner)

              2. The Game in which the Grand Prize was won was conducted as outlined in this agreement

              3. The amount of the non-annuity portion of the Grand Prize paid or to be paid to the winner(s) of the Grand Prize or reimbursed or to be reimbursed to Hall Operators for such payment by them is $

              4. The amount of funds to be paid by SCA pursuant to this Payment

Instruction is $

       B) a certificate from Wackenhut Security (or other security firm employed by the Hall in which the drawing was held in the Game in which the Grand Prize was won) stating the following:

              "1.    The undersigned is the security firm employed by the bingo hall in which the drawing was held in the (Name of Game on (the Win Date).

              2. The bingo balls used for said drawing were taken by this security firm directly from the drawing area immediately after said game, placed in a sealed container by this security firm and delivered by this security firm to Midstates Analytical Laboratories of Tulsa, Oklahoma."

       C) one of more certificates from either Wackenhut Security (or other security firm employed by the Hall in which the drawing was held in the game in which the Grand Prize was won) or from each of the security organizations employed by the bingo halls where the winner(s) of the Grand Prize won the Grand Prize stating the following:

       "The undersigned is the security firm employed by the bingo hall in which the drawing was held in the game on (the Win Date). The serial number of each winning bingo card held by each winner of the date or a portion thereof is on the list of game cards sold in said game and that said list was delivered by MegaBingo, Inc. to this security firm prior to the start of said game."

                                       or

       "The undersigned is the security firm for the bingo hall in which a winner or winners of the Grand Prize or a portion thereof won the such prize on (the Win Date) - The serial number of each winning game card held by each such winner in said hall is on the list of game cards sold in said hall and said list was delivered by MegaBingo, Inc. to this security firm prior to the start of said game."

       D) of more certificates from Midstates Analytical Laboratories of Tulsa, Oklahoma stating the following:

       1. The undersigned Lab has performed weight and size tests on the bingo balls which MegaBingo, Inc. has purported would be used in the games.

       2. The undersigned Lab received from the (name of sen firm referred to in certificate (b) above) bingo balls which said security firm purported to be the bingo balls used in the drawing of the game conducted on (the Win Date) and said bingo balls were found to be within the following tolerances for weight and size, to wit: the weight of each ball has not changed from the original test weight by more than 15% and the diameter of each ball has not changed from the original test diameter by more than 10%."

                                   EXHIBIT D

       Re: Indemnification of MegaBingo re: Prize Winner Payment Contract
#______

Dear Mike:

For consideration received, SCA Promotions, Inc. agrees to indemnify MegaBingo, Inc. against claims arising from SCA Promotions' failure to pay the winner as required in the above referenced Prize Winner Payment Contract.

SCA agrees to place assets in a separate account, or subaccount with Merrill Lynch which is pledged to indemnify MegaBingo, Inc. as the Sponsor of the MegaBingo game.

The Pledge Agreement is attached to this letter of indemnification. The assets will be placed in the referenced account within thirty days of the date of this letter. Copies of the account statements will be supplied to MegaBingo.

Sincerely,


Jack Saltiel

                                   EXHIBIT E

                             SECURITY AGREEMENT FOR
                          PLEDGE OF PERSONAL PROPERTY

       This Security Agreement for Pledge of Personal Property is entered into between MEGABINGO, INC., a corporation with its principal place of business located at 7335 South Lewis, Suite 302, Tulsa, Oklahoma 74136 ("Secured Party"), and SCA PROMOTIONS, INC. a Texas corporation with its principal place of business located at 8300 Douglas Avenue, Suite 625, Dallas, Texas 75225 (the "Pledgor"), effective as of the I day of October, 1995.

                                    RECITALS

       A. Pledgor is engaged in the business of providing coverage for the risk of loss associated with the conduct of certain games, contests and promotions.

       B. Secured Party is in the business of conducting lawful games of chance.

       C. Pledgor is indebted to the winner of a certain game, contest or promotion conducted by Secured Party, as evidenced by that certain Prize Winner Payment Contract dated between Pledgor and the winner (the "Payment Contract"), in the principal sum of $_______ (the debt"). Pledgor has also indemnified Secured Party from any loss in connection with the Payment Contract pursuant to a separate indemnification agreement between Secured Party and Pledgor (the "Indemnity").

       D. Pledgor and the Secured Party desire to have Pledgor grant the Secured Party a security interest in certain collateral as security for Pledgor's performance of the terms and conditions of the Payment Contract and the Indemnity as well as certain obligations set forth herein.

       NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

                    THIS AGREEMENT IS SUBJECT TO ARBITRATION
                                   AGREEMENTS

       1.     Security Interests.

       Pledgor hereby creates and grants to the Secured Party a security interest in the collateral described in paragraph 2 hereof to secure the payment and performance of the obligations of Pledgor under the Payment Contract.

       2.     Collateral.

       The collateral in which the security interest is created is Account Number (the "Account") in the name of Pledgor at Merrill Lynch Pierce, Fencer & Smith Inc., 2121 Avenue of the Stars, Century City, California 90067 ("Merrill Lynch"), which Account has a present balance of $__________. The Account is sometimes hereinafter referred to as the "Collateral," and the Collateral is, contemporaneously with the execution of this Agreement, hereby deposited with Merrill Lynch.

       3.     Obligation Secured.

       The security interest created hereby secures the performance and discharge of each and every obligation, covenant and agreement of Pledgor contained in the Indemnity and herein.

       4.     Warranties and Representations of Pledgor.

              Pledgor warrants and represents that:

              (a) the Collateral is free and clear of any security interest (other than the security interest herein granted), liens, restrictions or encumbrances; and

              (b) Pledgor has full right and power to transfer the Collateral to the Secured Party free and clear thereof and to enter into and carry out this Agreement;

       5.     Other Covenants of Pledgor and Secured Part .

              5.1 Covenants of Pledgor. Pledgor hereby covenants and agrees:

                     (a)    to make all payments to satisfy the Payment
              Contract;

                     (b)    to notify the Secured Party in writing within Five
              (5) business days of Pledgor's payment of each installment required to be paid by Pledgor under the Payment Contract, and

                     (c) not to withdraw from, or reduce the balance of, the Account except in partial or full satisfaction of its obligations under the Payment Contract, the Indemnity or this Agreement.

       5.2 Covenants of Secured Party. Secured Party hereby covenants and agrees:

              (a) to acknowledge in writing to Pledgor the receipt by Secured Party of written notice from Pledgor of all payments made by Pledgor in satisfaction of the Payment Contract;

              (b) to release Pledgor from any obligation of indemnification to Secured Party under the Indemnity with respect to each payment made thin Fifteen (15) business days of Secured Party's receipt of written notice of payment from Pledgor, and Secured Party hereby acknowledges that its failure to acknowledge in writing its receipt of written notice of payment from Pledgor shall be deemed a release of Pledgor from any and all obligation to Secured Party under the Indemnity with respect to that Payment Contract; and

              (c) that Pledgor may withdraw from the Account any balance remaining after all payments required under the Payment Contract have been made and thereafter use such remaining balance as Pledgor shall choose in the exercise of its sole discretion and without further obligation to Secured Party.

       6.     Events of Default.

       As used herein, "Event of Default" shall be any or all of the following:

              (a) The failure of Pledgor punctually and properly to observe, keep or perform any covenant, agreement or condition required by the Indemnity or this Agreement to be observed, kept or performed;

              (b) The failure of Pledgor to punctually and properly to pay the prize evidenced by the Payment Contract in accordance with the terms thereof,

              (c) The making by Pledgor of an assignment for the benefit of its creditors, or the consent by Pledgor to the appointment of a receiver or a liquidator of itself or of any substantial portion of its assets, or the seizure by a receiver, trustee or other officer appointed by any court or any sheriff, constable, marshal or similar governmental officer, under color of legal authority, of any substantial portion of the assets of Pledgor and holding possession thereof for a period of thirty (30) days; or the assumption of jurisdiction, custody or control of any of the assets of Pledgor under the provisions . of any other now existing or future law providing for reorganization, dissolution, liquidation or winding up of persons or corporations, if Pledgor shall not have been restored to custody and control of such assets within thirty (30) days after the date of such assumption; or if a final judgment for the payment of money shall be rendered against Pledgor and, within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged.

       7.     Disposition of Collateral on Default.

       Upon the occurrence of any event of default, the Secured Party may elect to sell, or otherwise dispose of the Collateral or any part thereof or to accept or take title to the Collateral or any party thereof in satisfaction of the Debt of the Pledgor to the Secured Party, such disposition of the Collateral to be made as authorized by the Texas Business and Commerce Code after the giving by the Secured Party of such notice or notification as may be required by said code. In the event of any such sale or other disposition of the Collateral, all reasonable costs incurred in the preparation of the Collateral for such sale or disposition, all reasonable attorneys' fees and legal expenses connected therewith shall be and become part of the obligations of Pledgor secured by the Collateral, together with interest thereon at a rate equal to the lesser of (i) two (2) percentage points over the prime rate as reflected in the Money Rates Section of the Wall Street Journal, or (ii) the highest lawful rate, until the prize is paid in full. However, in no event will the Pledgor have any liability beyond the assets in the Account at the time of the event of default.

       8.     Waiver.

       No failure or delay by Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise or the exercise of any other right, power or privilege.

       9.     Severability.

       Should any one or more or the provisions hereof be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

       10.    Notices.

       All notices, requests or other communications required hereunder shall be in writing and shall be given by personal delivery, national overnight courier, facsimile transmission, or certified or registered mail, to either party at the respective addresses set forth in the first paragraph of this Agreement, or to such other address as shall be specified in writing by such party to the other party in accordance vath the terms and conditions of this Section. All notices, requests or other communications shall be deemed effective (i) immediately if delivered personally or by facsimile transmission,
(ii) the next business day if delivered by national overnight courier, or (iii) Three (3) business days after deposit vath the United States Postal Service, postage prepaid, if delivered by certified or registered mail.


       11.    Assignment of Secured Party.

       This Agreement and the security interest created hereby shall be assignable by the Secured Party, shall inure to the benefit of Secured Party's successors and assigns, and shall be binding upon the Pledgor and its successors and assigns.

       12.    Choice of Law.

       It is the intention of the parties that the laws of Texas should govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

       13.    Arbitration.

       Any dispute relating to the interpretation or performance of this Agreement shall be resolved at the request of either party only through final and binding arbitration. Such arbitration shall be conducted by a panel of Three (3) arbitrators in Dallas, Texas. Either party may initiate arbitration of any dispute under this Agreement by giving written notice to the other party of the commencement of arbitration proceedings. Within Ten (10) days after the date of that written notice initiating arbitration, each party shall have selected a single arbitrator and notified the other party of the identity of its selection. The two selected arbitrators shall together select the third arbitrator thin the next ten-day period. Each party shall bear the cost of the arbitrator selected by it, and the two parties shall share equally the costs of the third arbitrator.

       The arbitration shall be an expedited proceeding in which discovery and testimony are limited. Each party shall be limited to Two (2) depositions. Neither party shall be permitted to conduct discovery by written interrogatories. The arbitration hearing shall commence within Thirty (30) days after the date of the written notice initiating arbitration. Each party shall be limited to a total of Six (6) hours in which to present its case over a time period for both presentations wch shall not to exceed Two (2) consecutive calendar days. All time expended by a party in cross examining the other party's witnesses shall be charged to the party conducting that cross examination. Each party shall be lifted to Two (2) witnesses who may testify orally. All other testimony shall be by written declarations limited to Five
(5) pages per witness. The written decision of the arbitrators shall be rendered within Ten (10) days after the conclusion of all oral testimony. Except as set forth in this paragraph, the then-current commercial arbitration rules of the American Arbitration Association ("AAA") shall govern the conduct of any arbitration proceeding.

       If judicial enforcement of the award of the arbitrators is sought by either party, judgment may be entered upon such award in any court of competent jurisdiction. The prevailing party in the arbitration, or in any such judicial enforcement of the arbitration award, shall be entitled to recover all of its attorneys' fees and costs from the other party. The duty of the parties to arbitrate any dispute relating to the interpretation or performance of this Agreement shall survive the termination of this Agreement.

       14.    Paragraph Headings.

       Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning of this Agreement or its interpretation.

       15.    Entire Agreement.

       This Agreement constitutes the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein or herein provided for.

                                      SECURED PARTY:
                                      MEGABINGO, INC.


                                      By:
                                         ---------------------------------------
                                         Nelson Johnson
                                         President

                                      PLEDGOR:
                                      SCA PROMOTIONS, INC.


                                      By:
                                         ---------------------------------------
                                         Robert D. Hamman
                                         President